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                                  EXHIBIT 23.3

                           (Grant Thornton letterhead)



9 September 1998


The Directors
Cityview Energy Corporation Limited
19 Walters Drive
HERDSMAN WA 6017


Gentlemen

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated 9 April 1998 which appears in CityView Energy Corporation Limited's Annual Report on Form 20-F for the year ended December 31, 1997. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementoned report and to the use of our name as it appears under the caption "Experts".


/s/ Grant Thornton
----------------------

Grant Thornton
Chartered Accountants

Perth, Australia


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